Exhibit 10.4

AWARD/CONTRACT 2. CONTRACT (Proc. Inst. Ident.) NO. 3. EFFECTIVE DATE 4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 5. ISSUED BY CODE 1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700) 7. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code) RATING PAGE OF PAGES 26 See Block 20C 6. ADMINISTERED BY (If other than Item 5) CODE 8. DELIVERY FOB ORIGIN X OTHER (See below) 9. DISCOUNT FOR PROMPT PAYMENT 10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ITEM CODE 11. SHIP TO/MARK FOR CODE FACILITY CODE 12. PAYMENT WILL BE MADE BY 13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: 10 U.S.C. 2304 (c) ( ) 41 U.S.C. 3304 (a) ( 14. ACCOUNTING AND APPROPRIATION DATA See Section G 15C. 15D. 15E. UNIT PRICE QUANTITY UNIT n00014 ( ) ) - S0602A DCmA DEnVER Denver Federal Center Building 16 6th Avenue and Kipling Street Po Box 25586 Denver Co 80225 - 0586 RAnK onE ComPuTınG CoRPoRATıon Attn: 1290 n BRoADWAY STE 1200 DEnVER Co 802035603 CODE Attn: ) 7EW26 SCD - C 15A. ITEM NO 15F. AMOUNT 15B. SUPPLIES/SERVICES Continued 15G. TOTAL AMOUNT OF CONTRACT $ 16. TABLE OF CONTENTS PAGE(S) SEC. DESCRIPTION (X) PAGE(S) SEC. DESCRIPTION (X) PART II - CONTRACT CLAUSES PART I - THE SCHEDULE 15 I CONTRACT CLAUSES X A SOLICITATION/CONTRACT FORM PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH. 3 B SUPPLIES OR SERVICES AND PRICES/COSTS X 26 J LIST OF ATTACHMENTS X 3 C DESCRIPTION/SPECS./WORK STATEMENT X PART IV - REPRESENTATIONS AND INSTRUCTIONS 7 D PACKAGING AND MARKING X K REPRESENTATIONS CERTIFICATIONS AND 7 E INSPECTION AND ACCEPTANCE X OTHER STATEMENTS OF OFFERORS 7 F DELIVERIES OR PERFORMANCE X L INSTRS., CONDS., AND NOTICES TO OFFERORS 9 G CONTRACT ADMINISTRATION DATA X M EVALUATION FACTORS FOR AWARD 13 H SPECIAL CONTRACT REQUIREMENTS X document and return copies to issuing office.) Contractor agrees to 18. SEALED - BID AWARD ( Contractor is not required to sign this document.) Your bid on Solicitation Number including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed - bid contract.) 20A. NAME OF CONTRACTING OFFICER furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.) 19A. NAME AND TITLE OF SIGNER (Type or print) , 20C. DATE SIGNED (Signature of the Contracting Officer) 20B. UNITED STATES OF AMERICA BY 17. X CONTRACTOR' S NEGOTIATED AGREEMENT ( Contractor is required to sign this (Signature of person authorized to sign) AUTHORIZED FOR LOCAL REPRODUCTION Previous edition is NOT usable 19C. DATE SIGNED BY STANDARD FORM 26 (Rev. 3/2013) Prescribed by GSA - FAR (48 CFR) 53.214(a) 1 CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED - BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED - BID PROCUREMENT) AS APPLICABLE CORPORATION Scott Swann 19B. NAME OF CONTRACTOR RANK ONE COMPUTING CEO 07 / 20 / 2023 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

ComPuTınG CoRPoRATıon RAnK onE AMOUNT UNIT PRICE QUANTITY UNIT SUPPLIES/SERVICES ITEM NO. (F) (E) (C) (D) (B) Accounting ınfo: (A) NAME OF OFFEROR OR CONTRACTOR PAGE 2 26 CONTINUATION SHEET REFERENCE NO. OF DOCUMENT BEING CONTINUED OF AUTHORIZED FOR LOCAL REPR OPTIONAL FORM 336 (4 - 86) Sponsored by GSA FAR (48 CFR) 53.110 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

Item Number Section B - Supplies or Services and Prices CLINs/SLINs Description Quantity Unit Unit Price Amount 0001 8 EA Monthly Technical Reports. The Contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and Exhibit A. QTY:8 Unit: EA Product/Service Code: AC13 Award Type: Firm - fixed - price Product/Service Code: AC13 000101 EA ACRN: AA PR Line 00001 (Qty:0 and Amt: $ ) 0002 12 EA Option 1: Monthly Technical Reports. If exercised, The Contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and Exhibit A. QTY:12 Unit: EA Award Type: Product/Service Code: AC13 Award Type: Firm - fixed - price Amount: $ (Option Line Item) Product/Service Code: AC13 0003 1 LO NSP This line item is not separately priced. The Contractor shall deliver and . QTY:1 Unit: LO Completion Form (Not Separately Priced) Product/Service Code: AC13 Award Type: Firm - fixed - price (Not Separately Priced) Product/Service Code: AC13 0099 1 LO NSP This line item is not separately priced. The Contractor shall prepare and submit all reports and data items in accordance with the Contract Data Requirements List (CDRLs) included as Exhibit A of this contract. QTY:1 Unit: LO Completion Form (Not Separately Priced) Product/Service Code: AC13 Award Type: Firm - fixed - price (Not Separately Priced) Product/Service Code: AC13 The total amount of the base and exercised options is $ . The total potential amount for this action is $ . Section C - Statement of Work Safeguarding Covered Defense Information and Cyber Incident Reporting Page 3 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

1. System Security Plan and Plans of Action and Milestones (SSP/POAM) Reviews a) Within thirty (30) days of contract award, the Contractor shall make its System Security Plan(s) (SSP(s)) for its covered contractor information system(s) available for review by the Government at the contractor’s facility. The SSP(s) shall implement the security requirements in Defense Federal Acquisition Regulation Supplement (DFARS) clause 252.204 - 7012, which is included in this contract. The Contractor shall fully cooperate in the Government’s review of the SSPs at the Contractor’s facility. b) If the Government determines that the SSP(s) does not adequately implement the requirements of DFARS clause 252.204 - 7012 then the Government shall notify the Contractor of each identified deficiency. The Contractor shall correct any identified deficiencies within thirty (30) days of notification by the Government. The contracting officer may provide for a correction period longer than thirty (30) days and, in such a case, may require the Contractor to submit a plan of action and milestones (POAM) for the correction of the identified deficiencies. The Contractor shall immediately notify the contracting officer of any failure or anticipated failure to meet a milestone in such a POAM. c) Upon the conclusion of the correction period, the Government may conduct a follow - on review of the SSP(s) at the Contractor’s facilities. The Government may continue to conduct follow - on reviews until the Government determines that the Contractor has corrected all identified deficiencies in the SSP(s). d) The Government may, in its sole discretion, conduct subsequent reviews at the Contractor’s site to verify the information in the SSP(s). The Government will conduct such reviews at least every three (3) years (measured from the date of contract award) and may conduct such reviews at any time upon thirty (30) days’ notice to the Contractor. 2. Compliance to NIST 800 - 171 a) The Contractor shall fully implement the CUI Security Requirements (Requirements) and associated Relevant Security Controls (Controls) in NIST Special Publication 800 - 171 (Rev. 1) (NIST SP 800 - 171), or establish a SSP(s) and POA&Ms that varies from NIST 800 - 171 only in accordance with DFARS clause 252.204 - 7012(b)(2), for all covered contractor information systems affecting this contract. b) Notwithstanding the allowance for such variation, the contractor shall identify in any SSP and POA&M their plans to implement the following, at a minimum: (1) Implement Control 3.5.3 (Multi - factor authentication). This means that multi - factor authentication is required for all users, privileged and unprivileged accounts that log into a network. In other words, any system that is not standalone should be required to utilize acceptable multi - factor authentication. For legacy systems and systems that cannot support this requirement, such as CNC equipment, etc., a combination of physical and logical protections acceptable to the Government may be substituted; (2) Implement Control 3.1.5 (least privilege) and associated Controls, and identify practices that the contractor implements to restrict the unnecessary sharing with, or flow of, covered defense information to its subcontractors, suppliers, or vendors based on need - to - know principles; (3) Implement Control 3.1.12 (monitoring and control remote access sessions) - Require monitoring and controlling of remote access sessions and include mechanisms to audit the sessions and methods. (4) Audit user privileges on at least an annual basis; (5) Implement: i. Control 3.13.11 (FIPS 140 - 2 validated cryptology or implementation of NSA or NIST approved algorithms (i.e. FIPS 140 - 2 Annex A: AES or Triple DES) or compensating controls as documented in a SSP and POAM); and, ii. NIST Cryptographic Algorithm Validation Program (CAVP) (see https://csrc.nist.gov/projects/cryptographic - algorithm - validation - program); Page 4 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(6) Implement Control 3.13.16 (Protect the confidentiality of CUI at rest) or provide a POAM for implementation which shall be evaluated by the Navy for risk acceptance. (7) Implement Control 3.1.19 (encrypt CUI on mobile devices) or provide a plan of action for implementation which can be evaluated by the Government Program Manager for risk to the program. 3. Cyber Incident Response: a) The Contractor shall, within fifteen (15) days of discovering the cyber incident (inclusive of the 72 - hour reporting period), deliver all data used in performance of the contract that the Contractor determines is impacted by the incident and begin assessment of potential warfighter/program impact. b) Incident data shall be delivered in accordance with the Department of Defense Cyber Crimes Center (DC3) Instructions for Submitting Media available at http://www.acq.osd.mil/dpap/dars/pgi/docs/Instructions_for_Submitting_Media.docx. In delivery of the incident data, the Contractor shall, to the extent practical, remove contractor - owned information from Government covered defense information. c) If the Contractor subsequently identifies any such data not previously delivered to DC3, then the Contractor shall immediately notify the contracting officer in writing and shall deliver the incident data within ten (10) days of identification. In such a case, the Contractor may request a delivery date later than ten (10) days after identification. The contracting officer will approve or disapprove the request after coordination with DC3. 4. Naval Criminal Investigative Service (NCIS) Outreach The Contractor shall engage with NCIS industry outreach efforts and consider recommendations for hardening of covered contractor information systems affecting DON programs and technologies. 5. NCIS/Industry Monitoring a) In the event of a cyber incident or at any time the Government has indication of a vulnerability or potential vulnerability, the Contractor shall cooperate with the Naval Criminal Investigative Service (NCIS), which may include cooperation related to: threat indicators; pre - determined incident information derived from the Contractor's infrastructure systems; and the continuous provision of all Contractor, subcontractor or vendor logs that show network activity, including any additional logs the contractor, subcontractor or vendor agrees to initiate as a result of the cyber incident or notice of actual or potential vulnerability. b) If the Government determines that the collection of all logs does not adequately protect its interests, the Contractor and NCIS will work together to implement additional measures, which may include allowing the installation of an appropriate network device that is owned and maintained by NCIS, on the Contractor's information systems or information technology assets. The specific details (e.g., type of device, type of data gathered, monitoring period) regarding the installation of an NCIS network device shall be the subject of a separate agreement negotiated between NCIS and the Contractor. In the alternative, the Contractor may install network sensor capabilities or a network monitoring service, either of which must be reviewed for acceptability by NCIS. Use of this alternative approach shall also be the subject of a separate agreement negotiated between NCIS and the Contractor. c) In all cases, the collection or provision of data and any activities associated with this statement of work shall be in accordance with federal, state, and non - US law. Statement of Work The Contractor shall conduct the effort under CLIN(s) 0001 & 0099 in accordance with Attachment Number 1, Page 5 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

Statement of Work, entitled and Exhibit A, Contract Data Requirements List. If Option 1 is exercised, the Contractor shall conduct the effort under CLIN 0002 & 0099 in accordance with Attachment Number 1, Statement of Work, entitled, , and Exhibit A, Contract Data Requirements List Key Personnel (a) The Contractor agrees to assign to the contract tasks those persons whose resumes were submitted with its proposal and who are necessary to fulfill the requirements of the contract as "key personnel". No substitutions may be made except in accordance with this instruction. (b) The Contractor understands that during the first ninety (90) days of the contract performance period, no personnel substitutions will be permitted unless these substitutions are unavoidable because of the incumbent's sudden illness, death or termination of employment. In any of these events, the Contractor shall promptly notify the Contracting Officer and provide the information described in paragraph (c) below. After the initial ninety (90) day period the Contractor must submit to the Contracting Officer all proposed substitutions, in writing, at least 45 days in advance 60 days if security clearance must be obtained, of any proposed substitution and provide the information required by paragraph (c) below. (c) Any request for substitution must include a detailed explanation of the circumstances necessitating the proposed substitution, a resume for the proposed substitute, and any other information requested by the Contracting Officer. Any proposed substitute must have qualifications equal to or superior to the qualifications of the incumbent. The Contracting Officer or his/her authorized representative will evaluate such requests and promptly notify the Contractor in writing of his/her approval or disapproval thereof. (d) In the event that any of the identified key personnel cease to perform under the contract and the substitute is disapproved, the contract may be immediately terminated in accordance with the Termination clause of the contract. The following are identified as key personnel: Principal Investigator, Acknowledgement of Sponsorship (a) As used in DFARS 252.235 - 7010, 'Acknowledgement of Support and Disclaimer,' "material" also includes but is not limited to, news releases, letters to the editor, articles, abstracts, manuscripts, brochures, advertisements, photos, films, videos, slides, charts, graphs, drawings, speeches, trade association meetings, symposia, etc. (b) Nothing in the foregoing shall affect compliance with the requirements of the clauses of this contract entitled "Disclosure of Information" (252.204 - 7000) and "Security Requirements" (FAR 52.204 - 2 and Alternate I) if such clause is a part of the contract (c) The Contractor further agrees to include this provision in any subcontract awarded as a result of this contract. Research Does Not Involve Human Subjects, Animals, or Recombinant or Synthetic Nucleic Acid Molecules The work to be performed under this contract, including any related subcontracts, does not include research involving human subjects, animals, or recombinant or synthetic nucleic acid molecules . If the Contractor or any of its subcontractors intends to perform work under this contract involving human subjects, animals, or Page 6 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a recombinant or synthetic nucleic acid molecules, such work may not commence unless and until all required approvals have been obtained (e.g. HRPO review for human subject research) and the Contracting Officer has issued a written modification to the contract adding the new work to the statement of work and incorporating as applicable DFARS 252.235 - 7004, DFARS 252.235 - 7002, and National institutes of Health guidelines. The Government will not reimburse or otherwise pay for work performed in violation of this requirement. Section D - Packaging and Marking Packaging and Marking Preservation, packaging, packing and marking of all deliverable contract line items shall conform to normal commercial packing standards to assure safe delivery at destination. Report Preparation Scientific or technical reports prepared by the Contractor and deliverable under the terms of this contract will be prepared in accordance with format requirements contained in ANSI/NISO Z39.18 - 2005 (R2010), entitled, "Scientific and Technical Reports - Preparation, Presentation and Preservation". [NOTE: All National Information Standards Organization (NISO) American National Standards are available as free, downloadable pdf(s) at http://www.niso.org/standards/index.html.] (a) All scientific and technical reports delivered pursuant to the terms of this contract shall identify units of measurement in accordance with the International System of Units (SI) commonly referred to as the "Metric System". Conversion to U.S. customary units may also be given where additional clarity is deemed necessary. Guidance for application of the metric system is contained in the American Society of Testing Materials document entitled "Standard Practice for Use of the International System of Units (The Modernized Metric System)" (ASTM Designation E380 - 89A). (b) This provision also applies to journal article preprints, reprints, commercially published books or chapters of books, theses or dissertations submitted in lieu of a scientific and/or technical report. Section E - Inspection and Acceptance Award Inspection and Acceptance Inspection and acceptance of the reports and/or other deliverables under this contract will be accomplished by the COR/Program Officer designated in Section G of this contract, who shall have thirty (30) days after contractual delivery for acceptance. If the contract includes a Not - Separately - Priced (NSP) CLIN(s) that is/are to be delivered before the current end date in the period of performance, the contractor shall use a receiving report in WAWF as a Material Inspection and Receiving Report in lieu of a DD Form 250 for each NSP CLIN due before the end of the current period. Otherwise, the receiving report required for the final report in Exhibit A can include the final report and any other NSP CLINs due at the same time. Section F - Deliveries or Performance Period of Performance The effort performed under CLIN(s) 0001, 0003 & 0099 shall be conducted from 08/1/2023 through 03/31/2024. If Option 1 is exercised, the effort performed under CLIN(s) 0002 & 0099 shall be conducted from 04/1/2024 through 03/31/2025. CLIN(s)/SLIN(s) will be delivered as follows: Page 7 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

Delivery No Later Than (if applicable) Period of Performance (if applicable) Delivery Address Delivery Code Item Description Item/Sub Number 0001 Monthly Technical Reports. The Contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and Exhibit A. QTY:8 Unit: EA Product/Servi Option 1: Monthly Technical Reports. If exercised, The Contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and Exhibit A. QTY:1 This line item is not separately Attn: l 8/1/2023 - 3/31/2024 0002 Attn: 4/1/2024 - 3/31/2025 0003 priced. The Contractor shall deliver and . QTY:1 Unit: L Attn: 8/1/2023 - 3/31/2024 0099 This line item is not separately priced. The Contractor shall prepare and submit all reports and data items in accordance with the Contract Data Requirements List (CDRLs) included as Exhibit A of Attn: 8/1/2023 - 3/31/2024 1) Any request for a period of performance extension shall be submitted in writing to the Contracting Officer and Contracting Officer Representative (COR)/Program Officer no later than sixty (60) days prior to the expiration of the contract to allow the Government time to consider, and if approved, process the request. Requests submitted less than sixty (60) days prior to the expiration of the contract may be rejected and not processed by the Government. 2) The request shall include (a) Contract Number, (b) Contract Line Item number (CLIN) associated with the extension, (c) current expiration date of the CLIN associated with the extension, (d) revised date for which the extension is requested, (e) the name of the COR associated with this contract and his/her Program Code, (f) the rationale as to why the extension is required, (g) status of the remaining task(s) to be completed during the extension period, (h) plan of action for completing the effort, and (i) evidence of sufficient funding under the CLIN to ensure remaining task(s) may be completed during the extension. Distribution of Invention Disclosures and Reports The Contractor shall submit all invention disclosures and reports required by the Patent Rights clause of the contract via email to the Program Officer/COR, , Corporate Counsel (Code 07), and the Administrative Contracting Officer. The email address for Corporate Counsel (Code 07) is . The Corporate Counsel will provide a recommendation to the Administrative Contracting Officer. The Corporate Counsel will represent the Contracting Officer with regard to invention reporting matters arising under this contract. Place of Delivery All deliverable items (e.g., prototypes and software stated in Section B, and reports and data listed in the DD1423) shall be F.O.B. Destination. FAR 52.242 - 15 Stop - Work Order. (AUG 1989) Page 8 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

Section G - Contract Administration Data Procuring Office Representative In order to expedite administration of this contract, the Administrative Contracting Officer should direct inquiries to the appropriate office listed below. Contract Negotiator - - , (P) , Email: Inspection and Acceptance by the Contracting Officer Representative (COR) – , (P) , Email: Security Matters – , email: Patent Matters – , email: eSRS - Insert the Contracting Officer name, an ISRS , in Block 15 of the subcontracting section of Contract Administration Delegation In accordance with FAR 42.202, the contracting officer delegates all contract administration functions listed in FAR 42.302(a). The Contractor is advised to direct all inquiries concerning administration of this contract to the Administrative Contracting Officer designated in Block 6 of the Standard Form 26 of this contract. Award Distribution (JULY 2015) In accordance with the requirements of FAR 4 . 201 , distribution is made to the contractor, program office, administrative contracting office, payment office and audit office . See the following matrix to determine the specific distribution location, which is based upon the award form used : Distribution: SF 26 SF 30 SF 33 SF 1449 DD1155 Contractor See Block 7 See Block 8 See Block 15 A See Block 17 a See Block 9 Program Office See Block 11 or See Block 6 Section G See Block 6 See Block 7 See Block 11 or See Block 15 See Block 14 Section G See Block 24 See Block 16 See Block 7 Administrative Contracting Office Payment Office See Block 12 See Block 14 See Block 25 See Block 18a See Block 15 Auditor See Section G See Section G See Section G See Section G See Section G Type of Award This is a Firm - fixed - price completion type contract. Financial Accounting Data Total Amount Line of Accounting (LOA) List of Item/Sub Number (LI#) ACRN Page 9 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

ACRN List of Item/Sub Number (LI#) Line of Accounting (LOA) Total Amount AA 000101 Total Obligated Amount $ $ Allotment of Funds It is hereby understood and agreed that this contract will not exceed a total amount of $ ; CLIN 0001 is Fully Funded Award Notification/Distribution award and modification documents are available via the Department of Defense (DoD) Electronic Document Access System (EDA) within the Procurement Integrated Enterprise Environment (PIEE)(https://piee.eb.mil/). EDA is a Web - based system that provides secure online access, storage and retrieval of awards and modifications to DoD employees and vendors (including contractors and recipients). creates an award notification profile for every award prior to the execution of the award using email addresses provided in the proposal or application . The notification profile will use the email address from the Business Point of Contact in the proposal to notify the recipient of an award . If your EDA notification profile for an award needs to be updated, please contact us at the following email address: . The following information should be provided: a. Email Subject: EDA Award Notification Change Request; b. Award Number c. The new email address to be added to the EDA award notification profile. d. First name e. Last name f. Organization IMPORTANT: In some cases, EDA notifications are appearing in recipients' Junk Email folder. If you are experiencing issues receiving EDA notifications, please check your junk email. If found, please mark EDA notifications as "not junk." EDA inactivates user accounts for non - use after 90 days. Failure to use your account will result in inactivation. A password reset and EDA POC approval is required to reactivate accounts. Payment Instructions The payment office shall allocate and record the amounts paid to the accounting classification citations in the contract using the table located at https:// www.acq.osd.mil/dpap/dars/pgi/pgi_htm/current/PGI204_71.htm#payment_instructions based on the type of payment request submitted (see DFARS 252.232 - 7006) and the type of effort. Refunds/Overpayments Page 10 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

Refunds owed to the Government in accordance with any provision (e . g . paragraph (h) of FAR 52 . 216 - 7 , paragraph (d) of FAR 52 . 232 - 25 ) of this contract must be remitted through the Department of Treasury’s website, www . pay . gov . Instructions necessary for using pay . gov for refunds to awards can be found at . Once the contractor completes and submits the refund form through pay.gov, the contractor will receive an email from the system confirming the submission. This system - generated email from pay.gov must be forwarded to both the Administrative Contracting Officer and the Contracting Officer. DFARS 252.232 - 7006 Wide Area WorkFlow Payment Instructions. (JAN 2023) (a) Definitions . As used in this clause - Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization. Document type means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF). Local processing office (LPO) is the office responsible for payment certification when payment certification is done external to the entitlement system. Payment request and receiving report are defined in the clause at 252.232 - 7003, Electronic Submission of Payment Requests and Receiving Reports. (b) Electronic invoicing . The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation System (DFARS) 252.232 - 7003, Electronic Submission of Payment Requests and Receiving Reports. (c) WAWF access . To access WAWF, the Contractor shall - (1) Have a designated electronic business point of contact in the System for Award Management at https:// www.sam.gov and (2) Be registered to use WAWF at https://wawf.eb.mil/ following the step - by - step procedures for self - registration available at this Web site. (d) WAWF training . The Contractor should follow the training instructions of the WAWF Web - Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/ . (e) WAWF methods of document submission . Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol. (f) WAWF payment instructions . The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order: (1) Document type . The Contractor shall submit payment requests using the following document type(s): (i) For cost - type line items, including labor - hour or time - and - materials, submit a cost voucher. (ii) For fixed price line items - Page 11 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(A) That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer. Invoice and Receiving Report (Combo) (B) For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer. Invoice 2 in1 (iii) For customary progress payments based on costs incurred, submit a progress payment request. (iv) For performance based payments, submit a performance based payment request. (v) For commercial financing, submit a commercial financing request. (2) Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213 - 1 is included in the contract. (Note: The Contractor may use a WAWF "combo" document type to create some combinations of invoice and receiving report in one step.) (3) Document routing . The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system. Routing Data Table* Field Name in WAWF Data to be entered in WAWF Pay Official DoDAAC Issue By DoDAAC Admin DoDAAC** Inspect By DoDAAC Not Applicable Ship To Code Ship From Code Not Applicable Mark For Code Not Applicable Service Approver (DoDAAC) Not Applicable Service Acceptor (DoDAAC) Accept at Other DoDAAC Page 12 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

LPO DoDAAC Not Applicable DCAA Auditor DoDAAC Not Applicable Other DoDAAC(s) Not Applicable (*Contracting Officer: Insert applicable DoDAAC information. If multiple ship to/acceptance locations apply, insert "See Schedule" or "Not applicable.") (** Contracting Officer : If the contract provides for progress payments or performance - based payments, insert the DoDAAC for the contract administration office assigned the functions under FAR 42 . 302 (a)(13) . ) (4) Payment request . The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216 - 7, Allowable Cost and Payment, as applicable. (5) Receiving report . The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F. (g) WAWF point of contact . (1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact. For WAWF Vendor support, please contact the WAWF Help Desk ( ); for Payment Issues, please contact the appropriate DFAS office ( ); for additional assistance, please contact . (2) Contact the WAWF helpdesk at , if assistance is needed. Section H - Special Contract Requirements Contract Authority for Development and Demonstration of Initial or Additional Prototypes In accordance with 10 USC 4004 (Section 861 of the National Defense Authorization Act (NDAA) for Fiscal Year 2018 as amended by Section 831 of the NDAA for Fiscal Year 2021), this contract issued under BAA , may be modified to contain a contract line item or contract option for the development and demonstration or initial production of technology developed under the contract or for the delivery of initial or additional items if the item or prototype thereof is created as the result of work performed under the contract. Intelligence Oversight 1. In compliance with DoDD 5148.13 paragraph 4.1.e and SECNAVINST 3820.3F, all contractor personnel conducting Intelligence or Intelligence - related activities or supporting those efforts under Department of Defense authorities shall report any Questionable Intelligence Activity (QIA) or Significant or Highly Sensitive Matter (S/HSM) to the Contracting Officer Representative/Program Officer and the Senior Intelligence Officer. Intelligence - Related Activities: Activities that are not conducted under the authority of Executive Order 12333 that involves the collection, retention, or analysis of information, and the activities’ primary purpose is to: Page 13 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

- Train intelligence personnel. - Conduct research, development, or testing and evaluation for the purpose of developing intelligence - specific capabilities. Activities that use intelligence funding (e.g., Military Intelligence Program or National Intelligence Program) are presumed to be intelligence or intelligence - related activities. Specifically excluded from this definition are operational security activities, such as own force monitoring, force protection, maintenance of technologies or systems, cyberspace surveillance and reconnaissance operations. This is not an exhaustive list. See DODM 5204.01 Section 3.1.a (3) for additional information. Questionable Intelligence Activity (QIA): Any Intelligence or Intelligence - related activity when there is reason to believe such activity may be unlawful or contrary to an Executive Order, Presidential Directive, Intelligence Community Directive, or applicable DoD policy governing that activity. Significant or Highly Sensitive Matter (S/HSM): An Intelligence or Intelligence - related activity (regardless of whether the Intelligence or Intelligence - related activity is unlawful or contrary to an Executive Order, Presidential Directive, Intelligence Community Directive, or DoD policy), or serious criminal activity by Intelligence personnel, that could impugn the reputation or integrity of the Intelligence Community, or otherwise call into question the propriety of Intelligence activities. Such matters might involve actual or potential: - Congressional inquiries or investigations. - Adverse media coverage. - Impact on foreign relations or foreign partners. - Systemic compromise, loss, or unauthorized disclosure of protected information. 2. An activity or conduct that qualifies as either a Questionable Intelligence Activity (QIA) or a Significant or Highly Sensitive Matter (S/HSM) is reportable without waiting for substantiation, completion of an investigation, formal adjudication, or final resolution of the issue. 3. No adverse action will be taken against DoD contractor personnel because they intend to report to the appropriate authorities what they reasonably believe is a QIA or S/HSM. 4. The above requirements do not preclude, supersede, or limit the existing authorities and policies governing reporting of criminal or counterintelligence matters to the Defense Criminal Investigative Organizations (DCIO) and Military Department Counterintelligence Organizations (MDCO). NCIS is the DON DCIO and MDCO. 5. The contractor shall include paragraphs 1 - 4, including this paragraph (5), in all subcontracts, or similar contractual instruments. Small Business Subcontracting Opportunities In accordance with FAR 19.705 - 2, the Contracting Officer has determined and concurred with the Contractor that no subcontracting possibilities exist, inclusive for Small Businesses Concerns. Therefore no subcontracting plan is required under this acquisition. Data Rights Assertions The Contractor submitted Data Rights Assertions in accordance with DFARS 252.227 - 7013, DFARS 252.227 - 7014, and/or DFARS 252.227 - 7018 entitled "IP Rights Assertions" associated with its Statement of work, entitled " ." These assertions are incorporated into this award as Attachment Number 3. Page 14 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

[redacted]

[redacted] Technical Direction

(a) Performance of the work hereunder is subject to the technical direction of the Program Officer/COR designated in this contract, or duly authorized representative. Technical direction includes the following:

(1) Direction to the Contractor which shifts work emphasis between work areas or tasks, requires pursuit of certain lines of inquiry, fills in details or otherwise serves to accomplish the objectives described in the statement of work;

(2) Guidelines to the Contractor which assist in the interpretation of drawings, specifications or technical portions of work description.

(b) Technical direction must be within the general scope of work stated in the contract. Technical direction may not be used to:

(1) Assign additional work under the contract;

(2) Direct a change as defined in the contract clause entitled "Changes";

(3) Increase or decrease the estimated contract cost, the fixed fee, or the time required for contract performance; or

(4) Change any of the terms, conditions or specifications of the contract.

(c) The only individual authorized to in any way amend or modify any of the terms of this contract shall be the Contracting Officer. When, in the opinion of the Contractor, any technical direction calls for effort outside the scope of the contract or inconsistent with this special provision, the Contractor shall notify the Contracting Officer in writing within ten working days after its receipt. The Contractor shall not proceed with the work affected by the technical direction until the Contractor is notified by the Contracting Officer that the technical direction is within the scope of the contract.

(d) Nothing in the foregoing paragraphs may be construed to excuse the Contractor from performing that portion of the work statement which is not affected by the disputed technical direction.

Section I - Contract Clauses

FAR 52.252-2 Clauses Incorporated by Reference. (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): https://www.acquisition.gov/

(End of clause)

Clauses Included by Reference

Clause Database	Clause Number	Clause Title
FAR	52.202-1	Definitions. (JUN 2020)
FAR	52.203-3	Gratuities. (APR 1984)
FAR	52.203-5	Covenant Against Contingent Fees. (MAY 2014)
FAR	52.203-6	Restrictions on Subcontractor Sales to the Government. (JUN 2020)
FAR	52.203-7	Anti-Kickback Procedures. (JUN 2020)
FAR	52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity. (MAY 2014)
FAR	52.203-10	Price or Fee Adjustment for Illegal or Improper Activity. (MAY 2014)

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Clause Database	Clause Number	Clause Title
FAR	52.203-11	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions. (SEP 2007)
FAR	52.203-12	Limitation on Payments to Influence Certain Federal Transactions. (JUN 2020)
FAR	52.203-13	Contractor Code of Business Ethics and Conduct. (NOV 2021)
FAR	52.203-14	Display of Hotline Poster(s). (NOV 2021)
FAR	52.203-19	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements. (JAN 2017)
FAR	52.204-2	Security Requirements. (MAR 2021)
FAR	52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper. (MAY 2011)
FAR	52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards. (JUN 2020)
FAR	52.204-13	System for Award Management Maintenance. (OCT 2018)
FAR	52.204-18	Commercial and Government Entity Code Maintenance. (AUG 2020)
FAR	52.204-19	Incorporation by Reference of Representations and Certifications. (DEC 2014)
FAR	52.204-23	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities. (NOV 2021)
FAR	52.204-25	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (NOV 2021)
FAR	52.204-27	Prohibition on a ByteDance Covered Application. (JUN 2023)
FAR	52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment. (NOV 2021)
FAR	52.209-10	Prohibition on Contracting With Inverted Domestic Corporations. (NOV 2015)
FAR	52.210-1	Market Research. (NOV 2021)
FAR	52.211-15	Defense Priority and Allocation Requirements. (APR 2008)
FAR	52.215-2	Audit and Records - Negotiation. (JUN 2020)
FAR	52.215-8	Order of Precedence - Uniform Contract Format. (OCT 1997)
FAR	52.215-14	Integrity of Unit Prices. (NOV 2021)
FAR	52.215-23	Limitations on Pass-Through Charges. (JUN 2020) -- Alternate I (OCT 2009)
FAR	52.219-4	Notice of Price Evaluation Preference for HUBZone Small Business Concerns. (OCT 2022)
FAR	52.219-9	Small Business Subcontracting Plan. (OCT 2022)
FAR	52.219-9	Small Business Subcontracting Plan. (OCT 2022) - Alternate II (NOV 2016)
FAR	52.219-28	Post-Award Small Business Program Rerepresentation. (MAR 2023)
FAR	52.222-3	Convict Labor. (JUN 2003)
FAR	52.222-21	Prohibition of segregated facilities. (APR 2015)
FAR	52.222-26	Equal Opportunity. (SEP 2016)
FAR	52.222-37	Employment Reports on Veterans. (JUN 2020)
FAR	52.222-40	Notification of Employee Rights Under the National Labor Relations Act. (DEC 2010)
FAR	52.222-50	Combating Trafficking in Persons. (NOV 2021)
FAR	52.222-54	Employment Eligibility Verification. (MAY 2022)
FAR	52.223-6	Drug-Free Workplace. (MAY 2001)
FAR	52.223-18	Encouraging Contractor Policies To Ban Text Messaging While Driving. (JUN 2020)
FAR	52.225-13	Restrictions on Certain Foreign Purchases. (FEB 2021)
FAR	52.227-1	Authorization and Consent. (JUN 2020) -- Alternate I (APR 1984)
FAR	52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement. (JUN 2020)
FAR	52.227-10	Filing of Patent Applications - Classified Subject Matter. (DEC 2007)
FAR	52.227-11	Patent Rights-Ownership by the Contractor. (MAY 2014)
FAR	52.229-3	Federal, State, and Local Taxes. (FEB 2013)
FAR	52.232-9	Limitation on Withholding of Payments. (APR 1984)
FAR	52.232-17	Interest. (MAY 2014)
FAR	52.232-23	Assignment of Claims. (MAY 2014)
FAR	52.232-25	Prompt Payment. (JAN 2017)
FAR	52.232-33	Payment by Electronic Funds Transfer - System for Award Management. (OCT 2018)
FAR	52.232-39	Unenforceability of Unauthorized Obligations. (JUN 2013)
FAR	52.232-40	Providing Accelerated Payments to Small Business Subcontractors. (MAR 2023)
FAR	52.233-1	Disputes. (MAY 2014)
FAR	52.233-3	Protest After Award. (AUG 1996)
FAR	52.233-4	Applicable Law for Breach of Contract Claim. (OCT 2004)
FAR	52.242-5	Payments to Small Business Subcontractors. (JAN 2017)
FAR	52.242-13	Bankruptcy. (JUL 1995)
FAR	52.243-1	Changes - Fixed-Price. (AUG 1987) - Alternate V (APR 1984)
FAR	52.244-5	Competition in Subcontracting. (DEC 1996)
FAR	52.249-2	Termination for Convenience of the Government (Fixed-Price). (APR 2012)
FAR	52.249-9	Default (Fixed-Price Research and Development). (APR 1984)
FAR	52.253-1	Computer Generated Forms. (JAN 1991)

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Clause Database	Clause Number	Clause Title
DFARS	252.201-7000	Contracting officer's representative. (DEC 1991)
DFARS	252.203-7000	Requirements Relating to Compensation of Former DoD Officials. (SEP 2011)
DFARS	252.203-7001	Prohibition on Persons Convicted of Fraud or Other Defense-Contract-Related Felonies. (JAN 2023)
DFARS	252.203-7002	Requirement to Inform Employees of Whistleblower Rights. (DEC 2022)
DFARS	252.203-7003	Agency Office of the Inspector General. (AUG 2019)
DFARS	252.203-7005	Representation Relating to Compensation of Former DoD Officials. (SEP 2022)
DFARS	252.204-7000	Disclosure of information. (OCT 2016)
DFARS	252.204-7002	Payment for Contract Line or Subline Items Not Separately Priced. (APR 2020)
DFARS	252.204-7003	Control of government personnel work product. (APR 1992)
DFARS	252.204-7006	Billing Instructions-Cost Vouchers. (MAY 2023)
DFARS	252.204-7009	Limitations on the Use or Disclosure of Third-Party Contractor Reported Cyber Incident Information. (JAN 2023)
DFARS	252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting. (JAN 2023)
DFARS	252.204-7015	Notice of Authorized Disclosure of Information for Litigation Support. (JAN 2023)
DFARS	252.204-7018	Prohibition on the Acquisition of Covered Defense Telecommunications Equipment or Services. (JAN 2023)
DFARS	252.204-7020	NIST SP 800-171 DoD Assessment Requirements. (JAN 2023)
DFARS	252.209-7004	Subcontracting with Firms that are Owned or Controlled by the Government of a Country that is a State Sponsor of Terrorism. (MAY 2019)
DFARS	252.222-7006	Restrictions on the Use of Mandatory Arbitration Agreements. (JAN 2023)
DFARS	252.223-7004	Drug-free work force. (SEP 1988)
DFARS	252.225-7012	Preference for Certain Domestic Commodities. (APR 2022)
DFARS	252.225-7048	Export-Controlled Items. (JUN 2013)
DFARS	252.225-7052	Restriction on the Acquisition of Certain Magnets, Tantalum, and Tungsten. (JAN 2023)
DFARS	252.225-7056	Prohibition Regarding Business Operations with the Maduro Regime. (JAN 2023)
DFARS	252.225-7058	Postaward Disclosure of Employment of Individuals Who Work in the People's Republic of China. (JAN 2023)
DFARS	252.226-7001	Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns. (JAN 2023)
DFARS	252.227-7013	Rights in Technical Data-Other Than Commercial Products and Commercial Services. (MAR 2023)
DFARS	252.227-7014	Rights in Other Than Commercial Computer Software and Other Than Commercial Computer Software Documentation. (MAR 2023)
DFARS	252.227-7016	Rights in Bid or Proposal Information. (JAN 2023)
DFARS	252.227-7025	Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends. (JAN 2023)
DFARS	252.227-7027	Deferred ordering of technical data or computer software. (APR 1988)
DFARS	252.227-7030	Technical data - withholding of payment. (MAR 2000)
DFARS	252.227-7037	Validation of Restrictive Markings on Technical Data. (JAN 2023)
DFARS	252.227-7039	Patents - reporting of subject inventions. (APR 1990)
DFARS	252.232-7003	Electronic Submission of Payment Requests and Receiving Reports. (DEC 2018)
DFARS	252.232-7010	Levies on Contract Payments. (DEC 2006)
DFARS	252.235-7010	Acknowledgment of support and disclaimer. (MAY 1995)
DFARS	252.243-7001	Pricing of contract modifications. (DEC 1991)
DFARS	252.243-7002	Requests for equitable adjustment. (DEC 2022)
DFARS	252.244-7000	Subcontracts for Commercial Products or Commercial Services. (JAN 2023)
DFARS	252.246-7008	Sources of Electronic Parts. (JAN 2023)
DFARS	252.247-7023	Transportation of Supplies by Sea. (JAN 2023)

Clauses Included by Full Text

FAR 52.217-9 Option To Extend the Term of the Contract. (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within the period of performance; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 1 day before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

[redacted]

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(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 20 months. (End of clause) FAR 52.222 - 35 Equal Opportunity for Veterans. (JUN 2020) (a) Definitions. As used in this clause - "Active duty wartime or campaign badge veteran," "Armed Forces service medal veteran," "disabled veteran," "protected veteran," "qualified disabled veteran," and "recently separated veteran" have the meanings given at Federal Acquisition Regulation (FAR) 22.1301. (b) Equal opportunity clause. The Contractor shall abide by the requirements of the equal opportunity clause at 41 CFR 60 - 300.5(a), as of March 24, 2014. This clause prohibits discrimination against qualified protected veterans, and requires affirmative action by the Contractor to employ and advance in employment qualified protected veterans. (c) Subcontracts. The Contractor shall insert the terms of this clause in subcontracts valued at or above the threshold specified in FAR 22.1303(a) on the date of subcontract award, unless exempted by rules, regulations, or orders of the Secretary of Labor. The Contractor shall act as specified by the Director, Office of Federal Contract Compliance Programs, to enforce the terms, including action for noncompliance. Such necessary changes in language may be made as shall be appropriate to identify properly the parties and their undertakings. (End of clause) FAR 52.222 - 36 Equal Opportunity for Workers with Disabilities. (JUN 2020) (a) Equal opportunity clause. The Contractor shall abide by the requirements of the equal opportunity clause at 41 CFR 60 - 741.5(a), as of March 24, 2014. This clause prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by the Contractor to employ and advance in employment qualified individuals with disabilities. (b) Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order in excess of the threshold specified in Federal Acquisition Regulation (FAR) 22.1408(a) on the date of subcontract award, unless exempted by rules, regulations, or orders of the Secretary, so that such provisions will be binding upon each subcontractor or vendor. The Contractor shall act as specified by the Director, Office of Federal Contract Compliance Programs of the U.S. Department of Labor, to enforce the terms, including action for noncompliance. Such necessary changes in language may be made as shall be appropriate to identify properly the parties and their undertakings. (End of clause) FAR 52.244 - 6 Subcontracts for Commercial Products and Commercial Services. (JUN 2023) (a) Definitions. As used in this clause - Commercial product, commercial service , and commercially available off - the - shelf item have the meanings contained in Federal Acquisition Regulation (FAR) 2.101. Subcontract includes a transfer of commercial products or commercial services between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier. Page 18 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial products, commercial services, or nondevelopmental items as components of items to be supplied under this contract . (c)(1) The Contractor shall insert the following clauses in subcontracts for commercial products or commercial services: (i) 52.203 - 13, Contractor Code of Business Ethics and Conduct (NOV 2021) (41 U.S.C. 3509), if the subcontract exceeds the threshold specified in FAR 3.1004(a) on the date of subcontract award, and has a performance period of more than 120 days. In altering this clause to identify the appropriate parties, all disclosures of violation of the civil False Claims Act or of Federal criminal law shall be directed to the agency Office of the Inspector General, with a copy to the Contracting Officer. (ii) 52 . 203 - 15 , Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (JUN 2010 ) (Section 1553 of Pub . L . 111 - 5 ), if the subcontract is funded under the Recovery Act . (iii) 52.203 - 19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017). (iv) 52.204 - 21, Basic Safeguarding of Covered Contractor Information Systems (NOV 2021), other than subcontracts for commercially available off - the - shelf items, if flow down is required in accordance with paragraph (c) of FAR clause 52.204 - 21. (v) 52.204 - 23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (NOV 2021) (Section 1634 of Pub. L. 115 - 91). (vi) 52.204 - 25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (NOV 2021) (Section 889(a)(1)(A) of Pub. L. 115 - 232). (vii) 52 . 204 - 27 , Prohibition on a ByteDance Covered Application (JUN 2023 ) (Section 102 of Division R of Pub . L . 117 - 328 ) . (viii) 52.219 - 8, Utilization of Small Business Concerns (OCT 2022) (15 U.S.C. 637(d)(2) and (3)), if the subcontract offers further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219 - 8 in lower tier subcontracts that offer subcontracting opportunities. (ix) 52.222 - 21, Prohibition of Segregated Facilities (APR 2015). (x) 52.222 - 26, Equal Opportunity (SEP 2016) (E.O. 11246). (xi) 52.222 - 35, Equal Opportunity for Veterans (JUN 2020)(38 U.S.C. 4212(a)). (xii) 52 . 222 - 36 , Equal Opportunity for Workers with Disabilities (JUN 2020 ) ( 29 U . S . C . 793 ) . (xiii) 52.222 - 37, Employment Reports on Veterans (JUN 2020) (38 U.S.C. 4212). Page 19 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(xiv) 52.222 - 40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496), if flow down is required in accordance with paragraph (f) of FAR clause 52.222 - 40. (xv)(A) 52.222 - 50, Combating Trafficking in Persons (NOV 2021) (22 U.S.C. chapter 78 and E.O. 13627). (B) Alternate I (MAR 2015) of 52.222 - 50 (22 U.S.C. chapter 78 and E.O. 13627). (xvi) 52.222 - 55, Minimum Wages for Contractor Workers under Executive Order 14026 (JAN 2022), if flowdown is required in accordance with paragraph (k) of FAR clause 52.222 - 55. (xvii) 52.222 - 62, Paid Sick Leave Under Executive Order 13706 (JAN 2022) (E.O. 13706), if flowdown is required in accordance with paragraph (m) of FAR clause 52.222 - 62. (xviii)(A) 52.224 - 3, Privacy Training (JAN 2017) (5 U.S.C. 552a) if flow down is required in accordance with 52.224 - 3(f). (B) Alternate I (JAN 2017) of 52.224 - 3, if flow down is required in accordance with 52.224 - 3(f) and the agency specifies that only its agency - provided training is acceptable). (xix) 52.225 - 26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note). (xx) 52.232 - 40, Providing Accelerated Payments to Small Business Subcontractors (MAR 2023), if flow down is required in accordance with paragraph (c) of FAR clause 52.232 - 40. (xxi) 52 . 247 - 64 , Preference for Privately Owned U . S . - Flag Commercial Vessels (NOV 2021 ) ( 46 U . S . C . 55305 and 10 U . S . C . 2631 ), if flow down is required in accordance with paragraph (d) of FAR clause 52 . 247 - 64 . (2) While not required, the Contractor may flow down to subcontracts for commercial products or commercial services a minimal number of additional clauses necessary to satisfy its contractual obligations . (d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract. (End of clause) FAR 52.252 - 4 Alterations in Contract. (APR 1984) Portions of this contract are altered as follows: Revisions or supplements after issuance of the solicitation or contract award will occur via amendment or modification. (End of clause) FAR 52.252 - 6 Authorized Deviations in Clauses. (NOV 2020) Page 20 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(a) The use in this solicitation or contract of any Federal Acquisition Regulation ( 48 CFR Chapter 1 ) clause with an authorized deviation is indicated by the addition of (DEVIATION) after the date of the clause . (b) The use in this solicitation or contract of any Defense Federal Acquisition Regulation Supplement (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of (DEVIATION) after the name of the regulation. (End of clause) FAR Deviations 52.215 - 12 SUBCONTRACTOR CERTIFIED COST OR PRICING DATA (DEVIATION 2022 - O0001) (OCT 2021) (a) Before awarding any subcontract expected to exceed $2 million, on the date of agreement on price or the date of award, whichever is later; or before pricing any subcontract modification involving a pricing adjustment expected to exceed $2 million, the Contractor shall require the subcontractor to submit certified cost or pricing data (actually or by specific identification in writing), in accordance with Federal Acquisition Regulation (FAR) 15.408, Table 15 - 2 (to include any information reasonably required to explain the subcontractor’s estimating process such as the judgmental factors applied and the mathematical or other methods used in the estimate, including those used in projecting from known data, and the nature and amount of any contingencies included in the price), unless an exception under FAR 15.403 - 1(b) applies. If the $2 million threshold for submission of certified cost or pricing data is adjusted for inflation as set forth in FAR 1.109(a), then pursuant to FAR 1.109(d) the changed threshold applies throughout the remaining term of the contract, unless there is a subsequent threshold adjustment. (b) The Contractor shall require the subcontractor to certify in substantially the form prescribed in FAR 15.406 - 2 that, to the best of its knowledge and belief, the data submitted under paragraph (a) of this clause were accurate, complete, and current as of the date of agreement on the negotiated price of the subcontract or subcontract modification. (c) In each subcontract that, when entered into, exceeds $2 million, the Contractor shall insert either — (1) The substance of this clause, including this paragraph (c), if paragraph (a) of this clause requires submission of certified cost or pricing data for the subcontract; or (2) The substance of the clause at 52.215 - 13, Subcontractor Certified Cost or Pricing Data — Modifications (DEVIATION 2022 - O0001). (End of clause) FAR Deviations 52.219 - 8 Utilization of Small Business Concerns (DEVIATION 2023 - O0002) (DEC 2022) (a) Definitions. As used in this contract — HUBZone small business concern means a small business concern that meets the requirements described in 13 CFR 126.200, certified by the Small Business Administration (SBA) and designated by SBA as a HUBZone small business concern in the Dynamic Small Business Search (DSBS) and SAM. Service - disabled veteran - owned small business concern — (1) Means a small business concern - (i) Not less than 51 percent of which is owned by one or more service - disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service - disabled veterans; and Page 21 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(ii) The management and daily business operations of which are controlled by one or more service - disabled veterans or, in the case of a service - disabled veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran. (2) Service - disabled veteran means a veteran, as defined in 38 U.S.C.101 (2), with a disability that is service - connected, as defined in 38 U.S.C.101(16). Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in its field of operation and qualified as a small business under the criteria and size standards in 13 CFR part 121, including the size standard that corresponds to the NAICS code assigned to the contract or subcontract. Small disadvantaged business concern, consistent with 13 CFR 124.1002, means a small business concern under the size standard applicable to the acquisition, that - (1) Is at least 51 percent unconditionally and directly owned (as defined at 13 CFR 124.105) by - (i) One or more socially disadvantaged (as defined at 13 CFR 124.103) and economically disadvantaged (as defined at 13 CFR 124.104) individuals who are citizens of the United States; and (ii) Each individual claiming economic disadvantage has a net worth not exceeding $850,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and (2) The management and daily business operations of which are controlled (as defined at 13.CFR 124.106) by individuals, who meet the criteria in paragraphs (1)(i) and (ii) of this definition. Veteran - owned small business concern means a small business concern - (1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C.101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and (2) The management and daily business operations of which are controlled by one or more veterans. Women - owned small business concern means a small business concern - (1) That is at least 51 percent owned by one or more women, or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and (2) Whose management and daily business operations are controlled by one or more women. (b) It is the policy of the United States that small business concerns, veteran - owned small business concerns, service - disabled veteran - owned small business concerns, small disadvantaged business concerns, and women - owned small business concerns shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns, veteran - owned small business concerns, service - disabled veteran - owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women - owned small business concerns. (c)(1) A joint venture qualifies as small business concern if — (i) Each party to the joint venture qualifies as small under the size standard for the solicitation; or (ii) The protégé is small under the size standard for the solicitation in a joint venture comprised of a mentor and protégé with an approved mentor - protégé agreement under a SBA mentor - protégé program. Page 22 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(2) A joint venture qualifies as — (i) A service - disabled veteran - owned small business concern if it complies with the requirements in 13 CFR part 125; or (ii) A HUBZone small business concern if it complies with the requirements in 13 CFR 126.616(a) through (c). (d) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause. (e)(1) The Contractor may accept a subcontractor's written representations of its size and socioeconomic status as a small business, small disadvantaged business, veteran - owned small business, service - disabled veteran - owned small business, or a women - owned small business if the subcontractor represents that the size and socioeconomic status representations with its offer are current, accurate, and complete as of the date of the offer for the subcontract . (2) The Contractor may accept a subcontractor's representations of its size and socioeconomic status as a small business, small disadvantaged business, veteran - owned small business, service - disabled veteran - owned small business, or a women - owned small business in the System for Award Management (SAM) if – (i) The subcontractor is registered in SAM; and (ii) The subcontractor represents that the size and socioeconomic status representations made in SAM are current, accurate and complete as of the date of the offer for the subcontract. (3) The Contractor may not require the use of SAM for the purposes of representing size or socioeconomic status in connection with a subcontract. (4) In accordance with 13 CFR 121.411, 124.1015, 125.29, 126.900, and 127.700, a contractor acting in good faith is not liable for misrepresentations made by its subcontractors regarding the subcontractor's size or socioeconomic status. (5) The Contractor shall confirm that a subcontractor representing itself as a HUBZone small business concern is certified by SBA as a HUBZone small business concern by accessing SAM or by accessing DSBS at https://web.sba.gov/pro - net/search/dsp_dsbs.cfm. If the subcontractor is a joint venture, the Contractor shall confirm that at least one party to the joint venture is certified by SBA as a HUBZone small business concern. The Contractor may confirm the representation by accessing SAM. (End of clause) DFARS 252.225 - 7060 Prohibition on Certain Procurements from the Xinjiang Uyghur Autonomous Region. (JUN 2023) (a) Definitions . As used in this clause - Forced labor means any work or service that is exacted from any person under the menace of any penalty for nonperformance and that the worker does not offer to perform (10 U.S.C. 2496). XUAR means the Xinjiang Uyghur Autonomous Region of the People's Republic of China (10 U.S.C. 2496). (b) Prohibition . In accordance with 10 U.S.C. 4661, none of the funds appropriated or otherwise made available for DoD may be used to knowingly procure any products mined, produced, or manufactured wholly or in part by forced labor from XUAR or from an entity that has used labor Page 23 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a from within or transferred from XUAR. The Contractor shall make a good faith effort to determine that forced labor from XUAR will not be used in the performance of this contract (section 855, Pub. L. 117 - 263). (c) Subcontracts . The Contractor shall insert this clause, including this paragraph (c), without alteration other than to identify the appropriate parties, in subcontracts including subcontracts for commercial products, commercial services, and commercially available off - the - shelf items. (End of clause) DFARS 252.232 - 7007 Limitation of Government's obligation. (OCT 2021) (a) Contract line item(s) is/are incrementally funded. For this/these item(s), the sum of $ of the total price is presently available for payment and allotted to this contract. An allotment schedule is set forth in paragraph (j) of this clause. (b) For item(s) identified in paragraph (a) of this clause, the Contractor agrees to perform up to the point at which the total amount payable by the Government, including reimbursement in the event of termination of those item(s) for the Government's convenience, approximates the total amount currently allotted to the contract. The Contractor is not authorized to continue work on those item(s) beyond that point. The Government will not be obligated in any event to reimburse the Contractor in excess of the amount allotted to the contract for those item(s) regardless of anything to the contrary in the clause entitled "Termination for Convenience of the Government." As used in this clause, the total amount payable by the Government in the event of termination of applicable contract line item(s) for convenience includes costs, profit, and estimated termination settlement costs for those items(s). (c) Notwithstanding the dates specified in the allotment schedule in paragraph (j) of this clause, the Contractor will notify the Contracting Officer in writing at least ninety days prior to the date when, in the Contractor's best judgment, the work will reach the point at which the total amount payable by the Government, including any cost for termination for convenience, will approximate 85 percent of the total amount then allotted to the contract for performance of the applicable item(s). The notification will state (1) the estimated date when that point will be reached and (2) an estimate of additional funding, if any, needed to continue performance of applicable line items up to the next scheduled date for allotment of funds identified in paragraph (j) of this clause, or to a mutually agreed upon substitute date. The notification will also advise the Contracting Officer of the estimated amount of additional funds that will be required for the timely performance of the item(s) funded pursuant to this clause, for a subsequent period as may be specified in the allotment schedule in paragraph (j) of this clause, or otherwise agreed to by the parties. If after such notification additional funds are not allotted by the date identified in the Contractor's notification, or by an agreed substitute date, the Contracting Officer will terminate any item(s) for which additional funds have not been allotted, pursuant to the clause of this contract entitled "Termination for Convenience of the Government." (d) When additional funds are allotted for continued performance of the contract line item(s) identified in paragraph (a) of this clause, the parties will agree as to the period of contract performance which will be covered by the funds. The provisions of paragraph (b) through (d) of this clause will apply in like manner to the additional allotted funds and agreed substitute date, and the contract will be modified accordingly. (e) If, solely by reason of failure of the Government to allot additional funds, by the dates indicated below, in amounts sufficient for timely performance of the contract line item(s) identified in paragraph (a) of this clause, the Contractor incurs additional costs or is delayed in the performance of the work under this contract and if additional funds are allotted, an equitable adjustment will be made in the price or prices (including appropriate target, billing, and ceiling prices where applicable) of the item(s), or in the time of delivery, or both. Failure to agree to any Page 24 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a such equitable adjustment hereunder will be a dispute concerning a question of fact within the meaning of the clause entitled "Disputes." (f) The Government may at any time prior to termination allot additional funds for the performance of the contract line item(s) identified in paragraph (a) of this clause. (g) The termination provisions of this clause do not limit the rights of the Government under the clause entitled "Default." The provisions of this clause are limited to the work and allotment of funds for the contract line item(s) set forth in paragraph (a) of this clause. This clause no longer applies once the contract is fully funded except with regard to the rights or obligations of the parties concerning equitable adjustments negotiated under paragraphs (d) or (e) of this clause. (h) Nothing in this clause affects the right of the Government to terminate this contract pursuant to the clause of this contract entitled "Termination for Convenience of the Government." (i) Nothing in this clause shall be construed as authorization of voluntary services whose acceptance is otherwise prohibited under 31 U.S.C. 1342. (j) The parties contemplate that the Government will allot funds to this contract in accordance with the following schedule: On execution of contract $ , $ , $ , $ [month] [day], [year] $[ ] (End of clause) DFARS 252.235 - 7011 Final scientific or technical report. (DEC 2019) The Contractor shall - (a) Submit an electronic copy of the approved final scientific or technical report, not a summary, delivered under this contract to the Defense Technical Information Center (DTIC) through the web - based input system at https://discover.dtic.mil/submit - documents/ as required by DoD Instruction 3200.12, DoD Scientific and Technical Information Program (STIP). Include a completed Standard Form (SF) 298, Report Documentation Page, in the document, or complete the web - based SF 298. (b) For instructions on submitting multi - media reports, follow the instructions at https://discover.dtic.mil/submit - documents/ (c) Email classified reports (up to Secret) to . If a SIPRNET email capability is not available, follow the classified submission instructions at https://discover.dtic.mil/submit - documents/ . (End of clause) DFARS Deviations 252.225 - 7972 PROHIBITION ON THE PROCUREMENT OF FOREIGN - MADE UNMANNED AIRCRAFT SYSTEMS (MAY 2020) (DEVIATION 2020 - O0015) (a) Prohibition. In accordance with section 848 of the National Defense Authorization Act for Fiscal Year 2020, the Contractor shall not provide or use in the performance of this contract — Page 25 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a

(1) An unmanned aircraft system (UAS), or any related services or equipment, that — (i) Is manufactured in the People’s Republic of China or by an entity domiciled in the People’s Republic of China; (ii) Uses flight controllers, radios, data transmission devices, cameras, or gimbals manufactured in the People’s Republic of China or by an entity domiciled in the People’s Republic of China; (iii) Uses a ground control system or operating software developed in the People’s Republic of China or by an entity domiciled in the People’s Republic of China ; or (iv) Uses network connectivity or data storage located in, or administered by an entity domiciled in, the People’s Republic of China ; or (2) A system for the detection or identification of a UAS, or any related services or equipment, that is manufactured — (i) In the People’s Republic of China; or (ii) By an entity domiciled in the People’s Republic of China. (b) Subcontracts . The Contractor shall insert the substance of this clause, including this paragraph (b), in all subcontracts or other contractual instruments, including subcontracts for the acquisition of commercial items . (End of clause) Section J - List of Documents, Exhibits and Other Attachments Number of Pages Title Number 2 Enclosure 1 Enclosure 1 0 Exhibit A CDRLs Exhibit A CDRLs 3 Attachment 1 SOW 1 6 Attachment 2 2 4 Attachment 3 Data Rights Assertions 3 5 Attachment 4 End User terms of Use 4 Page 26 Doc ID: 43a46ff8b5196c4e42442662072d32eefc44767a